NEWS RELEASE                                      FIRST CHARTER CORPORATION LOGO

P.O. Box 228, Concord, NC  28026-0228
(704) 786-3300 -- FAX (704) 788-0445


FOR IMMEDIATE RELEASE                                For Additional Information,
Concord, NC                                          Contact David E. Keul
October 14, 1998                                     (704) 721-4482


                            FIRST CHARTER CORPORATION
                        ANNOUNCES THIRD QUARTER EARNINGS
                        AND INCREASES QUARTERLY DIVIDEND

FIRST CHARTER CORPORATION ANNOUNCES THIRD QUARTER EARNINGS

First Charter Corporation's merger with HFNC Financial Corp. ("HFNC"), the parent company of Home Federal Savings and Loan Association, was completed on September 30, 1998 and was accounted for as a pooling of interests. Accordingly, all prior periods' financial statements have been restated to combine the accounts of HFNC with those of First Charter Corporation. Total assets at September 30, 1998 were $1.83 billion, up 9.6% from December 31, 1997. Gross loans increased 11.5% to $1.41 billion and total deposits increased 3.2% to $1.09 billion, from December 31, 1997. Total shareholders' equity was $243.3 million at September 30, 1998, which represents a book value per share of $13.46 and an equity-to-assets ratio of 13.28%. At September 30, 1998, First Charter had 18,072,240 shares outstanding. The closing price of First Charter Corporation Common Stock at October 14, 1998 was $15.625 per share, resulting in a market capitalization for the Corporation of $282.4 million.

First Charter Corporation posted earnings totaling $17.7 million for the first nine months of 1998, or $0.95 diluted earnings per share, before nonrecurring pretax charges of $18.2 million primarily associated with the merger of HFNC. Excluding the nonrecurring charges in 1998, as well as nonrecurring securities gains recognized by HFNC of $3.3 million in 1997, diluted earnings per share for the first nine months of 1998 increased 25.0%, compared to 1997. On an annualized basis, First Charter's 1998 results, excluding these nonrecurring items, produced a return on average assets of 1.34% and a return on average equity of 9.37%, compared to 1.20% and 7.28%, respectively, in 1997.

For the three month period ended September 30, 1998, First Charter earned $4.9 million, excluding the nonrecurring charges, compared to $4.7 million in 1997, which excludes the aforementioned nonrecurring securities gains of $3.3 million ($2.0 million after tax). Excluding these nonrecurring items, diluted earnings per share for the quarter was $0.26 in 1998, compared to $0.25 in 1997, representing an increase of 4.0%.

Including nonrecurring items, First Charter earned $3.4 million, or $0.18 diluted earnings per share, for the nine months ended September 30, 1998, compared to $16.1 million, or $0.87 diluted earnings per share, in 1997. For the three month period ended September 30, 1998, net loss totaled $9.4 million, or a $0.51 diluted loss per share, compared to net income of $6.7 million, or $0.36 diluted earnings per share, in the third quarter of 1997.

                                    CONTINUED

NEWS RELEASE                                      FIRST CHARTER CORPORATION LOGO

P.O. Box 228, Concord, NC  28026-0228
(704) 786-3300 -- FAX (704) 788-0445



PAGE 2

FIRST CHARTER CORPORATION INCREASES QUARTERLY DIVIDEND

First Charter Corporation announces a 13.3% increase in its fourth quarter dividend to $.17 per share from $.15 per share. Based on an October 14, 1998 closing price of $15.625, the new dividend yield is 4.4%. The dividend will be paid on January 15, 1999. The declaration and record dates are October 14, 1998 and December 18, 1998, respectively.

The common stock of First Charter Corporation is traded on the Nasdaq National Market under the symbol "FCTR". For information, contact: J. C. Bradford, Interstate/Johnson Lane, Legg Mason Wood Walker Inc., Morgan Stanley Dean Witter & Co., and Wheat First Union, Inc.

--------------------------------------------------------------------------------
FIRST CHARTER CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

                                           SEPTEMBER 30,    December 31,    September 30,
                                               1998            1997             1997
                                          -----------------------------------------------
(Dollars in thousands)
ASSETS:
Cash and due from banks .............      $   35,944      $   40,661      $   41,481
Interest bearing bank deposits ......           5,522           9,874          17,354
Federal funds sold ..................          26,305           8,195          14,992
Securities available for sale .......         310,963         315,565         280,541
Securities held to maturity .........            --              --            14,281
Loans, net ..........................       1,391,432       1,246,228       1,181,935
Other assets ........................          62,139          51,957          45,142
                                           ----------      ----------      ----------
       Total assets .................      $1,832,305      $1,672,480      $1,595,726
                                           ==========      ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Total deposits ......................      $1,092,996      $1,059,262      $1,051,789
Other borrowings ....................         464,753         350,079         282,301
Other liabilities ...................          31,296          19,230          20,276
                                           ----------      ----------      ----------
       Total liabilities ............       1,589,045       1,428,571       1,354,366
       Total shareholders' equity ...         243,260         243,909         241,360
                                           ----------      ----------      ----------
       Total liabilities and
          shareholders' equity ......      $1,832,305      $1,672,480      $1,595,726
                                           ==========      ==========      ==========

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

                                              For the Three Months Ended            For the Nine Months Ended
                                           ---------------------------------    --------------------------------
                                            SEPTEMBER 30,     September 30,      SEPTEMBER 30,    September 30,
                                                 1998              1997                1998             1997
                                           ---------------   ---------------    ---------------  ---------------
(Dollars in thousands, except per share data)
Total interest income .................      $     34,643       $    31,370      $    101,954       $    91,297
Total interest expense ................            18,139            16,329            52,610            46,580
                                             ------------       -----------      ------------       -----------
   Net interest income ................            16,504            15,041            49,344            44,717
Provision for loan losses .............               655               733             1,917             1,729
                                             ------------       -----------      ------------       -----------
   Net interest income after provision
     for loan losses ..................            15,849            14,308            47,427            42,988
Total noninterest income ..............             2,684             2,392            10,426             7,433
Total noninterest expense .............            11,106             9,629            30,799            29,105
                                             ------------       -----------      ------------       -----------
   Income before income taxes .........             7,427             7,071            27,054            21,316
Income taxes on recurring income ......             2,555             2,413             9,378             7,255
                                             ------------       -----------      ------------       -----------
   Net income, recurring ..............             4,872             4,658            17,676            14,061
Nonrecurring gain (charges), net of tax           (14,320)            2,034           (14,320)            2,034
                                             ------------       -----------      ------------       -----------
   Net income (loss) ..................      $     (9,448)      $     6,692      $      3,356       $    16,095
                                             ============       ===========      ============       ===========
Basic income (loss) per share data:
    Net income, recurring .............      $       0.27       $      0.26      $       0.97       $      0.77
                                             ============       ===========      ============       ===========
    Net income (loss) .................      $      (0.52)      $      0.37      $       0.18       $      0.88
                                             ============       ===========      ============       ===========
    Average common equivalent shares ..        18,304,490        18,244,912        18,311,489        18,222,094
Diluted income (loss) per share:
    Net income, recurring .............      $       0.26       $      0.25      $       0.95       $      0.76
                                             ============       ===========      ============       ===========
    Net income (loss) .................      $      (0.51)      $      0.36      $       0.18       $      0.87
                                             ============       ===========      ============       ===========
    Average common equivalent shares ..        18,657,474        18,365,680        18,693,390        18,579,027
Cash dividends declared ...............      $       0.15       $      0.13      $       0.45       $      0.38
                                             ============       ===========      ============       ===========
Book value ............................      $      13.46       $     12.67      $      13.46       $     12.67
                                             ============       ===========      ============       ===========

--------------------------------------------------------------------------------
FIRST CHARTER CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------


SELECTED AVERAGE BALANCES
(UNAUDITED)

                                  For the Three Months Ended     For the Nine Months Ended
                                  ---------------------------    ----------------------------
                                  SEPTEMBER 30,  September 30,   SEPTEMBER 30,  September 30,
                                      1998          1997             1998           1997
                                  -------------  ------------    -------------  -------------
(Dollars in thousands)

Interest earning assets ....      $1,706,881      $1,534,832      $1,666,140      $1,499,326
Interest bearing liabilities       1,431,572       1,268,608       1,390,568       1,214,049
Average assets .............       1,817,781       1,600,044       1,759,755       1,572,002
Average equity .............         255,430         239,499         252,158         258,411


ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

                                     SEPTEMBER 30,  September 30,
                                        1998          1997
                                     ----------------------------
(Dollars in thousands)

Beginning balance (January 1) ...      $15,263      $14,409
Add:
  Provision charged to operations        1,917        1,729
                                       -------      -------
                                        17,180       16,138
                                       -------      -------
Less:
  Loan charge-offs ..............        2,258        1,545
  Less loan recoveries ..........          453          284
                                       -------      -------
    Net loan charge-offs ........        1,805        1,261
                                       -------      -------
Ending balance ..................      $15,375      $14,877
                                       =======      =======


ASSET QUALITY RATIOS
(UNAUDITED)

                                              SEPTEMBER 30,  September 30,
                                                  1998          1997
                                              -----------------------------

Nonaccruals to gross loans, excluding
  loans held for sale ...................         0.44%         0.71%

Net charge-offs to average loans - (YTD
annualized) .............................         0.17%         0.15%

Allowance for loan losses to gross loans,
  excluding loans held for sale .........         1.10%         1.24%


SIGNIFICANT OPERATING RATIOS
(UNAUDITED)

                                                 SEPTEMBER 30,  September 30,
                                                     1998          1997
                                                 -----------------------------


Gross loans to total deposits ..............         128.73%      113.82%

Return on average assets  - (YTD annualized)           0.25%        1.37%
   excluding nonrecurring items ............           1.34%        1.20%

Return on average equity - (YTD annualized)            1.78%        8.33%
   excluding nonrecurring items ............           9.37%        7.28%